                             PURCHASE AND SALE AGREEMENT
                            CHARLES EVANS NISSAN PROPERTY

         THIS PURCHASE AND SALE AGREEMENT (hereinafter called the "Agreement"), made and entered into this ___ day of October 1996, by and between CHARLES F. EVANS, an individual resident of Georgia ("Seller") and UNITED AUTO GROUP, INC., a Delaware corporation ("Purchaser").

                                 W I T N E S S E T H:

         WHEREAS, Seller desires to sell and Purchaser desires to purchase the Property (as hereinafter defined), subject to the terms and provisions of this Agreement.

         NOW, THEREFORE, for and in consideration of the premises, the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt, adequacy, and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby covenant and agree as follows:

         1. AGREEMENT TO SELL AND PURCHASE. Subject to and in accordance with the terms and provisions hereof, Seller agrees to sell and Purchaser agrees to purchase on or before the Closing Date, as hereinafter defined, all that tract or parcel of land lying and being in Rockdale County, Georgia and being more particularly described on EXHIBIT "A" attached hereto and by this reference made a part hereof (the "Land"), together with those certain buildings (the "Buildings"), all other improvements, fixtures, equipment, structures, plants, trees, and shrubbery located thereon (the "Improvements"), and together with all rights, privileges, licenses, permits, members, reversions, warranties, guarantees, water rights and easements appurtenant thereto, and all right, title, and interest of Seller, if any, in and to any land lying in the bed of any street, road, alley, or right-of-way, open or proposed, adjacent to or abutting the Land (all interests in this Paragraph 1 are herein collectively referred to as the "Property").

         2. EARNEST MONEY. Upon full execution of this Agreement, Purchaser shall deliver to Chicago Title Insurance Company ("Escrow

Agent"), at the address for notices set forth in this Agreement, Purchaser's check, payable to Escrow Agent, in the amount of ONE DOLLAR ($1.00) (the "Earnest Money"), which Earnest Money shall be held and disbursed by Escrow Agent pursuant to the terms of this Agreement. In the event the Closing (as hereinafter defined) shall occur, the Earnest Money and all interest earned thereon shall be credited to the Purchase Price. If Purchaser is entitled at any time to a return of the Earnest Money, any interest earned thereon shall be paid to Purchaser.

         3. PURCHASE PRICE. Subject to adjustment and credits as otherwise specified in this Agreement, the purchase price (the "Purchase Price") to be paid by Purchaser to Seller for the Property shall be TWO MILLION NINE HUNDRED FORTY FIVE THOUSAND AND NO/100 DOLLARS ($2,945,000.00).

         4. GENERAL CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATIONS REGARDING THE CLOSING. The obligations and liabilities of Purchaser hereunder shall in all respects be conditioned upon the satisfaction of each of the following conditions precedent prior to or simultaneously with the Closing, the failure of any of which shall entitle Purchaser to terminate this Agreement upon notice to Seller, whereupon the Earnest Money, together with interest thereon, shall be refunded by Escrow Agent to Purchaser:

              (a) Seller has complied with and otherwise performed each of the covenants and obligations set forth in this Agreement;

              (b) All representations and warranties of Seller as set forth in this Agreement shall be in all respects true and correct as of the date of Closing; and

              (c) Chicago Title Insurance Company ("Title Company") has issued an owner's title insurance commitment on the Property and is prepared to issue to Purchaser upon the Closing the Title Insurance Policy (as hereinafter defined) with respect to the Property.

Purchaser may waive any of the foregoing conditions in Purchaser's sole discretion on or prior to Closing.


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

         5.   TITLE REPORT; SURVEY.

              (a) Attached hereto and incorporated herein by reference as Exhibit "B" is a list of permitted title exceptions to the Property ("Permitted Exceptions"). Attached hereto and incorporated herein by reference as Exhibit "C" is a list of title insurance exceptions which are unacceptable to Purchaser ("Exceptions"). Seller agrees to remove the Exceptions at or prior to Closing. Seller also agrees to comply, at or prior to Closing, with all requirements shown on the title insurance commitment on the Property which will be issued prior to the Closing ("Requirements"). The removal of such Exceptions and compliance with such Requirements shall be subject to the reasonable satisfaction of the Title Company.

              (b) Also attached hereto and incorporated herein by reference as Exhibit "D" is an ALTA survey of the Property (the "Survey"). Seller is not obligated to remove any matters of Survey prior to Closing.

              (c) Notwithstanding anything herein contained to the contrary, it is understood and agreed that title to the Property shall be delivered to Purchaser at the Closing free and clear of all (i) monetary liens and encumbrances and that such monetary liens and encumbrances shall be released from the Property by Seller at Seller's sole expense on or before the Closing or Purchaser, at its option, may cause their release and the cost thereof, together with Purchaser's reasonable expenses to accomplish same, shall be credited against the Purchase Price; and (ii) matters first arising after September 4, 1996, (which is the effective date of the title report upon which the Permitted Exceptions were determined) which arise other than by the action or inaction of Purchaser and that such matters shall be released from the Property by Seller at Seller's sole expense on or before the Closing, or Purchaser may, at its option, cause their release and the cost thereof, together with Purchaser's reasonable expenses to accomplish same, shall be credited against the Purchase Price (or if such cannot be so released, or Purchaser chooses not to, Purchaser may pursue its remedies against Seller for default).

         Seller represents and warrants that it currently owns good and marketable fee simple title to the Property subject only to the Permitted Exceptions and the Exceptions. Title to the Property shall be conveyed from Seller to Purchaser at the Closing by General Warranty Deed subject only to the Permitted Exceptions.

         6. TITLE POLICY. At the Closing, Purchaser shall obtain an ALTA "extended coverage" owner's policy of title insurance ("Title Insurance Policy") issued by the Title Company in the full amount of the Purchase Price effective as of the Closing insuring Purchaser that good and marketable fee simple title to the Property is vested in Purchaser, subject only to the Permitted Exceptions, and containing any endorsements requested by Purchaser. Seller shall execute an owner's affidavit in form reasonably requested by the Title Company so that, together with the Survey, the Title Policy will be issued without standard exceptions. Attached hereto and incorporated herein by reference as Exhibit "E" is an example of a form currently utilized by the Title Company for such purposes.

         7. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller hereby makes the following representations and warranties to Purchaser, each of which shall be deemed material, with knowledge that Purchaser is relying on same in entering into this Agreement:

              (a) NO OTHER AGREEMENTS. There are no leases, service contracts, management agreements, or other agreements or instruments in force, either oral or written, that grant to any person whomsoever or any entity whatsoever any right, title, interest, or benefit in or to all or any part of the Property or any rights relating to the use, operation, management, maintenance, or repair of all or any part of the Property, which will survive the Closing or be binding upon Purchaser.

              (b) NO LITIGATION. There are no actions, suits, or proceedings pending, or, to the best of Seller's knowledge, threatened by any organization, person, individual, or governmental agency against Seller with respect to the Property or against the Property or with respect thereto, nor does Seller know of any basis for such action. Seller also has no knowledge of any pending or threatened application for changes in the zoning applicable to the Property or any portion thereof.

              (c) NO CONDEMNATION. No condemnation or other taking by eminent domain of the Property or any portion thereof has been instituted and, to the best knowledge of Seller, there are no pending or threatened condemnation or eminent domain proceedings (or proceedings in the nature or in lieu thereof) affecting the Property or any portion thereof or its use.

              (d) NO PROCEEDINGS AFFECTING ACCESS. There are no pending or, to the best knowledge of Seller, threatened proceedings that could have the effect of impairing or restricting access between the Property and adjacent public roads.

              (e) NO ASSESSMENTS. No assessments other than 1996 ad valorem taxes have been made against the Property that are unpaid whether or not they have become liens. If the Property or any part thereof shall be or shall have been affected by an assessment or assessments, made on or before the date of Closing, and that are or may become payable in installments, then for the purposes of this Agreement all of the unpaid installments of any such assessments, including those that are to become due and payable after the Closing, shall be deemed to be due and payable immediately and shall be paid and discharged in full by Seller at or prior to the Closing.

              (f) NO VIOLATIONS. To the best knowledge of Seller, there are no violations of law, municipal or county ordinances, or other legal requirements with respect to the Property.

              (g) ZONING. The Property is currently zoned in a BG classification under the applicable zoning ordinances and a new and used car dealership, paint and body shop, and uses incidental thereto, are permitted thereunder.

              (h) UTILITIES. To the best knowledge of Seller, all utilities necessary for the current use of the Property including water, sanitary sewer, storm sewer, natural gas, electricity, and telephone, are installed and operational.

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    Such utilities either enter the Property through adjoining public streets, or, if they pass through adjoining private land, do so in accordance with valid public easements or private easements which inure to the benefit of the Property.
              (i) NO FLOOD HAZARD. To the best knowledge of Seller, no portion of the Property is located in a flood plain or an area of special risk with respect to earth movement, rising groundwater, or other natural hazards.

              (j) NO LIENS. All contractors, subcontractors, and other persons or entities furnishing work, labor, materials, or supplies by or at the instance of Seller for the Property are being paid as their invoices are submitted in the ordinary course of business, and there are no claims against the Property or Seller in connection therewith.

              (k)  NO BANKRUPTCY.   Seller is solvent and has not made a
    general assignment for the benefit of creditors nor been adjudicated a bankrupt or insolvent, nor has a receiver, liquidator, or trustee for any of Seller's properties (including the Property) been appointed or a petition filed by or against Seller for bankruptcy, reorganization, or arrangement pursuant to the Federal Bankruptcy Act or any similar Federal or State statute, or any proceeding instituted for the dissolution or liquidation of Seller.

              (l) NO PRE-EXISTING RIGHT TO ACQUIRE. No person or entity has any right or option to acquire the Property or any portion thereof other than Purchaser.

              (m) TAX RETURNS. Other than the payment of 1996 ad valorem taxes, there are no property tax returns or exemptions required to be filed by Seller relating to the Property under any law, ordinance, rule, regulation, order, or requirement of any governmental authority which have not previously been filed.

              (n) SELLER NOT A FOREIGN PERSON. Seller is not a "foreign person" which would subject Purchaser to the with-holding tax provisions of Section 1445 of the Internal Revenue Code of 1986, as amended, or the applicable Georgia statute.

              (o) WARRANTIES CORRECT. All representations and warranties of Seller contained in this Agreement are true and correct as of the date hereof.

              (p) HAZARDOUS SUBSTANCES. The representations and warranties set forth in Section 2.11 of that certain Stock Purchase Agreement between Seller, Purchaser and others dated August 5, 1996 ("SPA") are incorporated herein by referenced and constitute a representation and warranty by Landlord hereunder; provided, however, that any claim for a breach thereof must be asserted, if at all, on or before five (5) years after the date of this Agreement.

              (q) KNOWLEDGE. As used herein, knowledge shall mean that Seller knows or, in the exercise of reasonable diligence by a property owner of an improved commercial property, would or should have known of the particular matter referred to.

         At Closing, Seller shall reaffirm in writing that all such representations and warranties in this Agreement remain true and correct as of the date of the Closing and they shall agree to indemnify and hold harmless Purchaser of and from all loss, cost, liability, damage, expense (including, but not limited to, attorney's fees), action and suit arising out of any breach of such representation or warranty. Seller agrees that if there is any Hazardous Substance on, or under the Property as of the date of Closing, arising as a result of Seller's actions or for which Seller has liability under any applicable State, Federal or local law, Seller shall indemnify and hold harmless Purchaser from all loss, cost, damage, liability, expense (including, but not limited to, investigative costs and remediation expense and attorneys' fees and expenses) action and proceeding arising or alleged to arise as the result thereof; subject to the five (5) year limitation for asserting a claim with respect thereto provided above. If there is any change in any representations or warranties from the date of this Agreement to the Closing, Seller shall promptly notify Purchaser and Purchaser may, at Purchaser's option, (i) close and consummate the transaction contemplated by this Agreement, except

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that after such closing and consummation Purchaser shall not have the right to bring any claim against Seller with respect to the matter disclosed by Seller prior to the Closing, unless such matter is the result of any action or inaction of Seller in which event Purchaser may seek monetary damages from Seller, or
(ii) terminate this Agreement by written notice to Seller, whereupon the Earnest Money, with interest earned thereon, shall be immediately returned to Purchaser, and thereafter the parties hereto shall have no further rights or obligations hereunder, except only (1) for such rights or obligations that, by the express terms hereof, survive any termination of this Agreement and (2) that Purchaser shall have the right to seek monetary damages from Seller for any representations and warranties breached by them as a result of their actions or inactions, including, but not limited to, Purchaser's out-of-pocket costs and expenses in connection with the negotiation of this Agreement and all due diligence and investigations in connection therewith ("Costs"); or (iii) if the change is as a result of Seller's action or inaction, then Purchaser may treat such change as a Seller default and Purchaser may pursue its rights against Seller as provided in Paragraph 13 hereof. In addition, with respect to any representation or warranty made to Seller's knowledge, if Seller does not have knowledge that such representation or warranty is false, and if the factual underpinning of any such representation or warranty changes, regardless of Seller's knowledge, Purchaser shall also have the right to terminate this Agreement by notice to Seller on or prior to Closing, Escrow Agent shall return the Earnest Money, with interest earned thereon, to Purchaser and no party shall have liability to the other hereunder except for those expressly stated herein to survive termination of this Agreement.

         8. SELLER'S ADDITIONAL COVENANTS. Seller hereby covenants and agrees that from and after the date hereof until the Closing, Seller shall not, without the prior written consent of Purchaser, change or alter the physical condition of the Property, remove or alter any Improvements, or remove any trees, or grant or otherwise create or consent to the creation of any easement, restriction, lien, assessment, or encumbrance affecting the Property or any portion or portions thereof. Seller covenants that, from the date of this Agreement up to and including the date of Closing, Seller

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shall not negotiate with any third party respecting the sale of the Property or any interest therein.

         9. CLOSING. Provided that all of the conditions set forth in this Agreement are theretofore fully satisfied or performed, it being fully understood and agreed, however, that the parties may waive expressly and in writing, at or prior to Closing, any conditions benefitting the waiving party that are unsatisfied or unperformed at such time, the consummation of the sale by Seller and purchase by Purchaser of the Property (herein referred to as the "Closing") shall be held on the date which Purchaser gives ten (10) days notice to Seller, or if no notice is given, then the Closing shall be April ____, 1998.

         10. SELLER'S CLOSING DOCUMENTS. For and in consideration of, and as a condition precedent to Purchaser's delivery to Seller of the Purchase Price described in Paragraph 3 hereof, Seller shall obtain or execute, at Seller's expense, and deliver to Escrow Agent at Closing the following documents, all of which shall be duly executed, acknowledged and notarized where required, in form and substance reasonably satisfactory to Purchaser and Purchaser's legal counsel, and shall survive the Closing:

              (a) WARRANTY DEED. A General Warranty Deed conveying the Property to Purchaser in the form required by the Title Company to issue the Title Insurance Policy;

              (b) SELLER'S CERTIFICATE. A certificate evidencing the reaffirmation of the truth and accuracy of the Seller's representations and warranties set forth in this Agreement;

              (c) AFFIDAVITS AND OTHER DOCUMENTATION. Affidavits from Seller and other documentation and agreements reasonably required by the Title Company to enable it to issue the Title Insurance Policy;

              (d)  FIRPTA CERTIFICATE.  A customary FIRPTA Certificate from
    Seller;

              (e) GEORGIA AFFIDAVIT. Customary affidavits executed by Seller to evidence Seller is a resident of Georgia such that withholding of a portion of the Purchase Price is not required at Closing for tax purposes;

              (f) SETTLEMENT STATEMENT. A settlement statement setting forth the amounts paid by or on behalf of and/or credited to each of Purchaser and Seller pursuant to this Agreement;

              (g) LEASE TERMINATION. If requested by Purchaser, a termination agreement relating to the Lease and, in any event, a written acknowledgement by Seller that there are no defaults under the Lease of the Property; and

              (h) OTHER DOCUMENTS. Such other documents as may be necessary or appropriate to transfer and convey the Property to Purchaser and to otherwise consummate this transaction in accordance with the terms of this Agreement including but not limited to a real estate broker's lien waiver and documentation required under Paragraph 5 hereof.


         11.  CLOSING COSTS.

              (a) Upon the Closing, Seller agrees to pay one-half of the escrow charges (but not to exceed $ 250.00) of the Escrow Agent, the attorneys' fees of Seller, the Georgia real estate transfer tax with respect to the Property, the cost of the documentation required under Paragraph 5 hereof and all other costs and expenses incurred by Seller in connection with this transaction.

              (b) Upon the Closing, Purchaser agrees to pay the remainder of the escrow charges, the cost of the owner's policy of title insurance including the cost of any endorsements requested by Purchaser, the attorneys' fees of Purchaser, and all other costs and expenses incurred by Purchaser in connection with this transaction.

         12. PURCHASER'S DEFAULT. In the event of default by Purchaser under the terms of this Agreement, Seller shall give Purchaser written notice of each claimed default and if not cured by Purchaser within fifteen (15) days of receipt of such notice, the Earnest Money, together with interest thereon, shall be paid to Seller and Seller shall be entitled to pursue against Purchaser any remedy granted to Seller at law or in equity, including, without limitation, an action for specific performance or damages against Purchaser and if Seller recovers a judgment against Purchaser, the Earnest Money shall be utilized by Seller to the extent of such judgment with the remainder, if any, returned to Purchaser.

         13. SELLER'S DEFAULT. In the event of default by Seller under the terms of this Agreement, Purchaser shall give Seller written notice of each claimed default and if not cured by Seller within fifteen (15) days of receipt of such notice, at Purchaser's option: (i) Purchaser may terminate this Agreement by written notice to Seller, whereupon the Earnest Money, together with interest thereon, shall be immediately returned by Escrow Agent to Purchaser, and Purchaser may sue for damages including, but not limited to, all out-of-pocket costs and expenses incurred by Purchaser in negotiating this Agreement and conducting its due diligence hereunder, or (ii) Purchaser shall be entitled to pursue against Seller any remedy granted to Purchaser at law or in equity, including, without limitation, an action for specific performance of this Agreement against Seller. During any cure period the Lease between Seller and Charles Evans Nissan, Inc. shall remain in full force and effect.

         14. CONDEMNATION. If, prior to the Closing, all or any part of the Property is subjected to a bona fide threat of condemnation by a body having the power of eminent domain or is taken by eminent domain or condemnation (or sale in lieu thereof), or if Seller has received notice that any condemnation action or proceeding with respect to the Property is contemplated by a body having the power of eminent domain, Seller shall give Purchaser immediate written notice of such threatened or contemplated condemnation or of such taking or sale. This Agreement shall remain in full force and effect and the sale of the Property contemplated by this Agreement, less any interest taken by eminent domain or condemnation, or sale in lieu thereof, shall be effected with no further adjustment and without reduction of the Purchase Price, and at the Closing, Seller shall assign, transfer, and set over to Purchaser all of the right, title, and interest of Seller in and to any awards that have been or that may thereafter be made for such taking. At such time as all or a part of the Property is subjected to a bona fide threat of condemnation, Purchaser shall be permitted to participate in the proceedings as if Purchaser were a party to the action. Seller shall not settle or agree to any award or payment pursuant to condemnation, eminent domain, or sale in lieu thereof without obtaining Purchaser's prior written consent thereto in each case.

         15. DAMAGE OR DESTRUCTION. If at any time prior to Closing all or any part of the Improvements be damaged or destroyed, from any cause whatsoever, then Purchaser shall proceed to Closing and accept the Property in its condition with no decrease in the Purchase Price, however, all insurance proceeds received on account of such damage or destruction shall be paid to Purchaser upon receipt thereof. Seller shall give immediate notice of any damage or destruction to the Property.

         16. ASSIGNMENT. This Agreement and Purchaser's rights, duties, and obligations hereunder may be delegated, transferred, and assigned by Purchaser without the prior written consent of Seller.

         17. NO BROKER. Purchaser and Seller hereby represent each to the other than they have not discussed this Agreement or the subject matter thereof with any real estate broker, agent, or salesman, so as to create any legal right in any such broker, agent, or salesman, to claim a real estate commission, fee or other compensation with respect to the conveyance of the Property contemplated by this Agreement. Seller hereby agrees to indemnify and hold Purchaser harmless from and against any and all liability, loss, cost, damage, and expense, including attorneys' fees and costs of litigation, Purchaser shall ever suffer or incur because of any claim by any agent, salesman, or broker, whether or not meritorious, for any fee, commission or other compensation with regard to this Agreement or the sale and purchase of the Property contemplated hereby, and arising out of any acts or agreements of Seller. Likewise, Purchaser hereby agrees to indemnify and hold Seller free and harmless from and against any and all liability, loss, cost, damage, and expense, including attorneys' fees and costs of litigation, Seller shall ever suffer or incur because of any claim by any agent, salesman, or broker, whether or not meritorious, for any fee, commission or other compensation with respect to this Agreement or the sale and purchase of the Property contemplated hereby and arising out of the acts or agreements of Purchaser. This Paragraph 17 shall survive the Closing or any termination of this Agreement.

         18. NOTICES. Wherever any notice or other communication is required or permitted hereunder, such notice or other communication shall be in writing and shall be delivered, charges prepaid, by overnight courier (such as Airborne or Federal Express) for next business day delivery, by hand delivery, or by U.S. registered, or certified mail, return receipt requested, postage prepaid, to the addresses set out below or at such other addresses as are specified by written notice delivered in accordance herewith:

         PURCHASER:          United Auto Group, Inc.
                             375 Park Avenue
                             Suite 2201
                             New York, NY   10152
                             ATTN:  George G. Lowrance, Esq.

         with a copy to:     Rogers & Hardin
                             2700 Cain Tower
                             299 Peachtree Street, NE
                             Atlanta, GA  30303
                             ATTN:  Stephen R. Leeds, Esq.

         SELLER:             Charles F. Evans
                             3180 Zingara Road
                             Route 1
                             Conyers, Georgia  30207

         with a copy to:     Forrest Jack Lance, Esq.
                             Lance & Associates
                             884 Green Street
                             Conyers, Georgia  30207

         TITLE COMPANY:      Chicago Title Insurance Company
                             5775-C Peachtree Dunwoody Road, N.E.
                             Suite 200
                             Atlanta, Georgia  30342

Any notice or other communication as hereinabove provided shall be deemed effectively given and received on the date of delivery, if delivered by hand, or on the next business day following deposit with an overnight courier, or on the third (3rd) business day following deposit in the U. S. mail.

         19. POSSESSION. Full and exclusive possession of the Property shall be delivered by Seller to Purchaser on the date of Closing.

         20. TIME PERIODS. If the time period by which any right, option, or election provided under this Agreement must be exercised, or by which any act required hereunder must be performed, or by which the Closing must be held, expires on a Saturday, Sunday, or holiday, then such time period shall be automatically extended through the close of business on the next regularly scheduled business day.

         21. SURVIVAL OF PROVISIONS. All covenants, warranties, and agreements set forth in this Agreement shall survive the execution or delivery of any and all deeds and other documents at any time executed or delivered under, pursuant to or by reason of this Agreement, and shall survive the payment of all monies made under, pursuant to, or by reason of this Agreement.

         22. SEVERABILITY. This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations. If any provision of this Agreement, or the application thereof to any person or circumstance, shall, for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby but rather shall be enforced to the greatest extent permitted by law.

         23. GENERAL PROVISIONS. No failure of either party to exercise any power given hereunder or to insist upon strict compliance with any obligation specified herein, and no custom or practice at variance with the terms hereof, shall constitute a waiver of either party's right to demand exact compliance with the terms hereof. This Agreement contains the entire agreement of the parties hereto with respect to Purchaser's purchase of the Property, and no representations, inducements, promises, or agreements, oral or otherwise, between the parties not embodied herein shall be of any force or effect. Nothing, however, in this Agreement shall affect the rights of the parties to the SPA to assert any claim that may exist thereunder. Any amendment to this Agreement shall not be binding upon Seller or Purchaser unless such amendment is in writing and executed by both Seller and Purchaser. The provisions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legal representatives, successors, and assigns.
Time is of the essence of this Agreement. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same agreement. The headings inserted at the beginning of each paragraph are for convenience only, and do not add to or subtract from the meaning of the contents of each paragraph. This Agreement shall be construed and interpreted under the laws of the State of Georgia. Except as otherwise provided herein, all rights, powers, and privileges conferred hereunder upon the parties shall be cumulative but not restrictive to those given by law. All personal pronouns used in this Agreement, whether used in the masculine, feminine, or neuter gender shall include all genders, and all references herein to the singular shall include the plural and vice versa.

         24. EFFECTIVE DATE. The "effective date" of this Agreement shall be deemed to be the date this Agreement is fully executed by both Purchaser and Seller and a fully executed original counterpart of this Agreement has been received by both Purchaser and Seller.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective seals to be affixed hereunto as of the day, month and year first above written.

                                  SELLER:

                                  /S/ Charles F. Evans        (Seal)
                                  ---------------------------
                                            CHARLES F. EVANS

Witness: ____________________
Date: ____________________




                                  PURCHASER:

                                  UNITED AUTO GROUP, INC., a Delaware
                                  corporation

                                  By: /S/ George G. Lowrance
                                     ----------------------------

                                  Its: Vice President
                                       --------------------------

Attest:______________________
    Date:___________________

                                     EXHIBIT "A"

                               DESCRIPTION OF PROPERTY

                                     EXHIBIT "B"

                                PERMITTED EXCEPTIONS

                                     EXHIBIT "C"

                          EXCEPTIONS TO BE REMOVED BY SELLER

                                     EXHIBIT "D"

                                        SURVEY

                                     EXHIBIT "E"

                          CURRENT FORM OF OWNER'S AFFIDAVIT

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